Exhibit 99.1

                 AlphaSmart Announces Third Quarter 2004 Results

    LOS GATOS, Calif., Oct. 14 /PRNewswire-FirstCall/ -- AlphaSmart, Inc. (Nasdaq: ALSM) today announced its operating results for the third quarter ended September 30, 2004. Final results were consistent with the preliminary expectations disclosed by the company on October 5, 2004.
    Net revenue was $8.8 million, compared with $10.6 million for the third quarter of 2003. Net income under generally accepted accounting principles
(GAAP) was $840,000, or $0.06 per share on a fully diluted basis. This compared with net income under GAAP for the third quarter of 2003 of $928,000, or $0.08 per share on a fully diluted basis.
    As a result of AlphaSmart's initial public offering in February 2004, the number of weighted average shares outstanding on a fully diluted basis increased by 39% to 15.1 million shares for the third quarter of 2004 from
10.9 million shares for the same quarter a year earlier.
    "Softness in technology spending in the K-12 education market has continued to impact our quarterly revenue and earnings, as well as our outlook for full-year 2004," said Ketan D. Kothari, AlphaSmart chairman and chief executive officer. "As indicated previously, we have been particularly vulnerable to deferred purchasing decisions by certain school districts. However, we remain confident of both our profitable business model and the long-term growth potential of the K-12 opportunity for AlphaSmart products."
    For the nine months ended September 30, 2004, AlphaSmart's net revenue was $28.7 million, compared with $30.6 million for the same period of 2003. Net income under GAAP was $2.4 million, or $0.17 per share on a fully diluted basis, which included the effect of $588,000 in interest and a premium paid on the redemption of mandatorily redeemable preferred stock in the first quarter. This compared with net income under GAAP for the nine months of 2003 of $3.0 million, or $0.27 per share on a fully diluted basis, including the effect of $541,000 in interest paid on mandatorily redeemable preferred stock.
Excluding the effects of the interest and premium described above, pro forma net income for the nine months of 2004 was $3.0 million, or $0.21 per share on a fully diluted basis, compared with $3.6 million, or $0.33 per share on a fully diluted basis, for the nine months a year ago. Nine-month weighted average shares outstanding increased year-over-year by 34% from 10.9 million to 14.6 million.
    All outstanding shares of mandatorily redeemable preferred stock were redeemed in connection with AlphaSmart's initial public offering of common stock in February 2004. Accordingly, the company has no further interest or premium obligations related to this preferred stock.

    Forward-Looking Guidance
    For fiscal year 2004, AlphaSmart expects net revenue in the range of $38 million to $40 million; GAAP net income per share on a fully diluted basis in the range of $0.24 to $0.27; and pro forma net income per share on a fully diluted basis in the range of $0.28 to $0.31, excluding the effect of $588,000 in interest and a redemption premium paid on mandatorily redeemable preferred stock in the first quarter of 2004.
    AlphaSmart plans to conduct a management teleconference on quarterly results at 2:00 p.m. PDT / 5:00 p.m. EDT today. This call will be webcast live and archived for all investors on the AlphaSmart website at www.alphasmart.com/ir/. In addition, a phone replay of the call will be available at 719-457-0820, access code 889148, through October 21, 2004.
    AlphaSmart intends to discuss financial and other statistical information on today's teleconference. This information will also be available on the company's website at www.alphasmart.com/ir/, in the webcast described above.

    Use of Non-GAAP Financial Measures
    AlphaSmart believes that the supplemental presentation of net income and net income per share calculations excluding the effects of interest and a premium paid on the redemption of mandatorily redeemable preferred stock provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of events impacted by the company's initial public offering in February 2004 or other infrequent or unusual events. AlphaSmart management also uses pro forma financial measures to plan and forecast results for future periods. Readers are cautioned not to view pro forma results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with pro forma results for the third quarter of 2003 and the nine months of 2004 and 2003, respectively, in the attached financial statements.

    AlphaSmart, Inc.
    AlphaSmart, Inc. is a provider of technology solutions for education and productivity. Its portable computer-companion products are used by students to enhance writing, keyboarding and comprehension, and have been adopted by more than 8,000 school districts in the United States and other countries. Based in Los Gatos, California, the company was founded in 1992 by former Apple Computer engineers.

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to (i) our confidence that we have a profitable business model and that there is long-term growth potential in the K-12 education market for our products; (ii) our having no further interest or premium obligations for mandatorily redeemable preferred stock; and (iii) our expectations of net revenue and GAAP and pro forma net income per share on a fully diluted basis for the full year, fiscal 2004. Our expectations and beliefs regarding these matters may not materialize. Actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include fewer teachers and administrators embracing technology solutions and one-to-one computing than we expect; our platforms failing to obtain broad market acceptance; a decline in investment in, or a loss or reduction of funding for, educational institutions; our need to maintain and develop strong brand identity; our potential customers choosing the greater functionality offered by PCs over our platforms; the risk that some government initiatives may not endorse, or be complementary to, our platforms; risks associated with the lack of diversity among our product offerings; our Dana by AlphaSmart platform's dependence on our license with PalmSource; and our dependence on our suppliers, particularly our single-source suppliers, among other risks. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in AlphaSmart's filings with the Securities and Exchange Commission (SEC), including its Registration Statement on Form S-1 declared effective by the SEC in February 2004 and its Quarterly Reports on Form 10-Q. AlphaSmart does not undertake to update any forward-looking statements.

    NOTE: AlphaSmart is a registered trademark of AlphaSmart, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.


                               ALPHASMART, INC.
               UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                  September 30, December 31,
                                                      2004           2003
    ASSETS
    Current assets:
     Cash and cash equivalents                        $4,460         $2,285
     Accounts receivable, net                          5,652          4,405
     Inventory                                         4,708          2,818
     Other current assets                              2,252          1,470
      Total current assets                            17,072         10,978

    Property and equipment, net                          626            709
    Other assets                                       2,767          2,005

    Total assets                                     $20,465        $13,692


    LIABILITIES, REDEEMABLE CONVERTIBLE
    PREFERRED STOCK AND
    STOCKHOLDERS' EQUITY (DEFICIT)
    Current liabilities:
     Accounts payable                                 $1,887         $1,892
     Accrued liabilities                               1,887          3,957
     Income taxes payable                              1,139            625
     Borrowings under loan facility, current portion      --          2,680
     Capital lease obligations, current portion           90             76
      Total current liabilities                        5,003          9,230

    Borrowings against line of credit                     --            873
    Borrowings under loan facility, net of current
     portion                                              --          1,340
    Capital lease obligations, net of current portion     48            106
    Other long-term liabilities                           18             60
    Mandatorily redeemable preferred stock                --          9,747
    Total liabilities                                  5,069         21,356

    Redeemable convertible preferred stock                --         13,468

    Stockholders' equity (deficit)                    15,396       (21,132)
    Total liabilities, redeemable convertible
     preferred stock and
     stockholders' equity (deficit)                  $20,465        $13,692


                               ALPHASMART, INC.
          UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except per share amounts)

                             Three Months Ended        Nine Months Ended
                           September    September    September   September
                              30,          30,          30,           30,
                             2004          2003         2004        2003


    Net revenue             $8,795      $10,590      $28,656      $30,600
    Cost of revenue          4,185        5,428       13,372       14,868
    Gross margin             4,610        5,162       15,284       15,732

    Operating expenses:
     Research and
      development              596          764        1,843        2,409
     Sales and marketing     1,638        1,522        5,334        4,414
     General and
      administrative         1,111        1,072        3,344        3,096
      Total operating
       expenses              3,345        3,358       10,521        9,919
    Operating profit         1,265        1,804        4,763        5,813
    Other expense, net         (3)        (257)        (628)        (795)

    Profit before income
     taxes                   1,262        1,547        4,135        5,018
    Provision for income
     taxes                   (422)        (619)      (1,703)      (2,007)
    Net income                $840         $928       $2,432       $3,011

    Net income per share:
     Basic                   $0.06        $0.17        $0.18        $0.55
     Diluted                 $0.06        $0.08        $0.17        $0.27

    Shares used in
     computing per
     share amounts:
     Basic                  14,724        5,552       13,478        5,533
     Diluted                15,116       10,907       14,627       10,895


                               ALPHASMART, INC.
     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (EXCLUDING INTEREST AND PREMIUM ON
                   MANDATORILY REDEEMABLE PREFERRED STOCK)
                   (in thousands, except per share amounts)

                               Three Months Ended       Nine Months Ended
                             September   September  September    September
                                30,         30,        30,          30,
                                2004        2003       2004         2003

    Net revenue               $8,795     $10,590     $28,656      $30,600
    Cost of revenue            4,185       5,428      13,372       14,868
    Gross margin               4,610       5,162      15,284       15,732

    Operating expenses:
     Research and development    596         764       1,843        2,409
     Sales and marketing       1,638       1,522       5,334        4,414
     General and
      administrative           1,111       1,072       3,344        3,096
      Total operating
       expenses                3,345       3,358      10,521        9,919
    Operating profit           1,265       1,804       4,763        5,813
    Other expense, net           (3)        (73)        (40)        (254)

    Profit before income taxes 1,262       1,731       4,723        5,559
    Provision for income taxes (422)       (619)     (1,703)      (2,007)
    Net income                  $840      $1,112      $3,020       $3,552

    Net income per share:
     Basic                     $0.06       $0.20       $0.22        $0.64
     Diluted                   $0.06       $0.10       $0.21        $0.33

    Shares used in
      computing per
      share amounts:
     Basic                    14,724       5,552      13,478        5,533
     Diluted                  15,116      10,907      14,627       10,895

    A reconciliation of our pro forma net income excluding interest and premium on mandatorily redeemable preferred stock to our net income under generally accepted accounting principles is shown below:

    Net income excluding
     interest and premium on
     mandatorily redeemable
     preferred stock            $840      $1,112      $3,020       $3,552

    Interest and premium on
     mandatorily redeemable
     preferred stock              --       (184)       (588)        (541)

    Net income as reported      $840        $928      $2,432       $3,011


SOURCE  AlphaSmart, Inc.
    -0-                             10/14/2004
    /CONTACT: investors, James M. Walker, Vice President, Chief Financial Officer and Chief Operating Officer of AlphaSmart, Inc., +1-408-355-1029, or IR@alphasmart.com/
    /Web site:  http://www.alphasmart.com /
    (ALSM)

CO:  AlphaSmart, Inc.
ST:  California
IN:  CPR MLM EDU
SU:  ERN CCA